Exhibit 99.1

Adagio Medical Provides Business Updates

LAGUNA HILLS, CA, August 19, 2024 – Adagio Medical Holdings, Inc. (Nasdaq: ADGM; the “Company”), a leading innovator in catheter ablation technologies for treatment of cardiac arrhythmias, today provided a business update.

Recent Business Highlights:

●	Obtained CE Mark approval and initiated commercial launch of the vCLAS™ catheter and ultra-low temperature cryoablation (ULTC) system for treatment of ventricular tachycardia (VT) into select European markets
●	Presented CRYOCURE-VT trial data at European Heart Rhythm Association and Heart Rhythm Society annual meetings with results published in EP Europace journal

●	Obtained the U.S. Food and Drug Administration (“FDA”) approval for the FULCRUM-VT Pivotal IDE study

●	Closed business combination and PIPE financing and listed the Company’s common stock on The Nasdaq Capital Market

“For years there has been underinvestment in and pent-up demand for innovation in ablation catheter technology for patients with VT,” said Olav Bergheim, Chief Executive Officer of Adagio Medical. “Adagio’s proprietary ULTC platform holds the promise to solve a number of unique technical and clinical challenges which make VT ablations complex and time-consuming, resulting in underutilization of this potentially life-altering therapeutic procedure. We’ve received consistent, positive feedback from physicians regarding our published clinical data, and we are seeing a similar reception in the initial commercial cases in Europe. Turning to the US and our FULCRUM-VT Pivotal Study, there has been a strong interest in study participation among the top VT ablation centers. We expect patient enrollment to start in September, and look forward to providing updates on our progress.”

FULCRUM-VT Pivotal IDE Study is a prospective, multi-center, open label, single-arm study which will evaluate safety and effectiveness of Adagio Medical VT Cryoablation System in patients with sustained monomorphic VT due to structural heart disease of both ischemic and non-ischemic origin. The study will enroll 206 patients at twenty US and Canadian centers, with Roderick Tung (Banner University Medical Center Phoenix, Phoenix, AZ, USA) and Atul Verma (McGill University Health Centre, Montreal, Canada) serving as study co-principal Investigators. The FDA approved the Pivotal IDE protocol in May 2024. The initial, Early Feasibility (EFS) stage of FULCRUM-VT has enrolled 20 patients at Banner University Medical Center Phoenix, Phoenix, AZ, Vanderbilt University Medical Center Nashville, TN, Mount Sinai Hospital New York, NY, and University of California in San Francisco, CA.

Business Combination

As previously announced, on July 31, the Company closed its business combination with ARYA Sciences Acquisition Corp IV (Nasdaq: ARYD; or “ARYA”), a special purpose acquisition company sponsored by an affiliate of Perceptive Advisors, LLC. The shares of common stock of the Company commenced trading under the ticker symbol “ADGM” on the Nasdaq Capital Market on August 1, 2024.

In conjunction with the consummation of the Business Combination with ARYA, the combined company raised approximately $84.2 million, which consisted of funds held in ARYA’s trust account, a concurrent equity and warrant private placement (including $29.5 million of bridge financing used by the Company prior to closing and funds from ARYA’s trust account not redeemed), and a concurrent convertible security financing (including $7 million of bridge financing used by the Company prior to closing), offset by approximately $13.1 million of transaction costs (including approximately $1 million for the payoff of a term loan with Silicon Valley Bank) relating to the closing of the Business Combination. Proforma cash-on-hand after closing was approximately $35 million.

About Adagio Medical

Adagio Medical is an early commercial stage medical device company located in Laguna Hills, California focusing on developing innovative cryoablation technologies that create contiguous, transmural lesions to treat cardiac arrhythmias, including paroxysmal and persistent atrial fibrillation, atrial flutter, and ventricular tachycardia.

Forward-Looking Statements

Certain statements in this press release (this “Press Release”) may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or future financial or operating performance of the Company. For example, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “propose,” “seek,” “should,” “strive,” “will,” or “would” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which may be beyond the control of the Company and could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. The Company cautions you that these statements are based on a combination of facts and factors currently known and projections of the future, which are inherently uncertain. There are risks and uncertainties described in the definitive proxy/final prospectus relating to the Business Combination, which was filed by the Company with the SEC, and described in other documents filed by the Company from time to time with the SEC. These filings may identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. The Company cannot assure you that the forward-looking statements in this communication will prove to be accurate.

Nothing in this Press Release should be regarded as a representation or warranty by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved, in any specified time frame, or at all. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made in this Press Release. Subsequent events and developments may cause those views to change. The Company does not undertake any duty to update these forward-looking statements.

Media Contact

Ilya Grigorov

Vice President, Global Marketing and Product Management

Adagio Medical, Inc.

igrigorov@adagiomedical.com

Investor Contact

IR@adagiomedical.com